                            ARTICLES SUPPLEMENTARY

                        HILLIARD LYONS GROWTH FUND, INC.

                        WRITTEN INSTRUMENT ESTABLISHING
                   AND DESIGNATING SEPARATE CLASSES OF SHARES

                                 April 13, 1998


     The undersigned is the Vice President of Hilliard Lyons Growth Fund, Inc. (the "Corporation"), a Maryland corporation governed by Articles of Incorporation dated September 5, 1991 (the "Articles"). The following sets forth resolutions duly adopted by the Board of Directors of this Corporation, which resolutions are authorized pursuant to Section 2-208 of the Maryland General Corporation Law and Section 5 of Article V of the Articles in order to establish and designate separate classes of shares of the Corporation.

     The Board of Directors is authorized, in it discretion and without shareholder approval, to divide the shares of the Corporation into separate classes of shares;

     The Board of Directors hereby deems it desirable and in the best interests of the Corporation to divide and reclassify the shares of Common Stock of the Corporation evenly into shares of Class A Common Stock ("Class A Shares") and Class B Common Stock ("Class B Shares") and to provide investors with a conversion feature from Class B Shares to the Class A Shares, which conversion feature would thereby eliminate any distribution fee then in effect under any plan adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 ("1940 Act") for such Class B Shares; and

     The Board of Directors of this Corporation hereby establishes and designates separate classes of shares in accordance with the following provisions:

     1. Subject to the conditions hereinafter set forth, the shares of the Corporation shall be divided into two classes to be known respectively as the "Class A Common Stock" and the "Class B Common Stock," which classes shall have such preference and special or relative rights and privileges as may be determined from time to time by this Board of Directors subject always to the Articles and the 1940 Act and the rules and regulations thereunder.

     2. Subject to the terms of the Articles, the Class A Shares and Class B Shares will have the same rights and privileges except that:

          (A)  The Class A Shares

               (1) shall be sold subject to an initial sales charge as described in the prospectus for the Corporation as from time to time in effect or shall be issued to shareholders in connection with the conversion feature as hereinafter described;
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               (2) shall have a management fee;

               (3) shall be subject to the plan of distribution adopted under Rule 12b-1 of the 1940 Act (the "Rule 12b-1 Plan") and any fees payable from time to time under such plan shall be allocated and charged to the Class A Shares in accordance with the plan; and

               (4) shall have such dividend reinvestment, exchange and redemption rights and privileges as may be described in the prospectus for the Corporation as from time to time in effect; and

          (B)  the Class B Shares

               (1) shall be sold without an initial sales charge but subject to a contingent deferred sales charge imposed upon the redemption of the Class B shares as described in the prospectus for the Corporation as from time to time in effect;

               (2) shall have a management fee;

               (3) shall be subject to the Rule 12b-1 Plan and any fees payable from time to time under such plan shall be allocated and charged to the Class B Shares in accordance with the plan;

               (4) shall convert to Class A Shares within a specified number of years as hereinafter described; and

               (5) shall have such purchase, dividend reinvestment, exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Corporation as from time to time in effect.

     3. Any shares of the Corporation that are issued and outstanding at the time when shares of the Corporation are effectively divided into separate classes of shares as set forth above shall be classified as Class A Shares.

     4. Class A Shares of the Corporation shall be issued to holders of Class B Shares of the Corporation pursuant to the following described conversion feature:

          (A) Class B Shares will convert to Class A Shares at the end of the month which precedes the seventh anniversary of the purchase date of such Class B Shares;

          (B) Class B Shares issued upon reinvestment of income and capital gain dividends and other distributions will convert to Class A Shares on a pro rata basis with other Class B Shares; and

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          (C) Conversion to Class A Shares shall be based upon the relative net asset values of the Class A Shares and the Class B Shares at the time of conversion.

     IN WITNESS WHEREOF, the undersigned Dianna P. Wengler, Vice President of the Company, has executed this instrument and Joseph C. Curry, Secretary of the Company, has affixed its corporate seal hereto and attested said seal on this 13th day of April, 1998.

                                       HILLIARD LYONS GROWTH FUND, INC.


ATTEST:                                By /s/ DIANNA P. WENGLER
                                       -----------------------------------------
                                       Dianna P. Wengler, Vice President

/s/ JOSEPH C. CURRY
----------------------------
Joseph C. Curry, Secretary


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                            CORPORATE ACKNOWLEDGMENT


COMMONWEALTH OF KENTUCKY   )
                           ) SS:
COUNTY OF JEFFERSON        )


     On this 13th day of April, 1998, before me, Rebecca D. Gaddie, the undersigned, personally appeared DIANNA P. WENGLER and JOSEPH C. CURRY, known personally to me to be Vice President and Secretary, respectively, of HILLIARD LYONS GROWTH FUND, INC., and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by them as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                       /s/ REBECCA D. GADDIE
                                       --------------------------------------
                                       Notary Public
[NOTARY SEAL]
                                       My Commission expires:    7-9-2000
                                                             ----------------


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